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                                    EXHIBIT 5


                                  May 20, 1998


SangStat Medical Corporation
1505 Adams Drive
Menlo Park, CA 94025

                Re: SangStat Medical Corporation Registration Statement for Offering of 1,500,000 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,250,000 shares of Common Stock under the Company's 1993 Stock Option Plan and (ii) 250,000 shares of Common Stock under the Company's 1996 Non-Employee Directors Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1993 Stock Option Plan and 1996 Non-Employee Directors Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ Gunderson Dettmer Stough Villeneuve Franklin
                                    & Hachigian, LLP
                                ------------------------------------------------
                                Gunderson Dettmer Stough Villeneuve Franklin
                                    & Hachigian, LLP